THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

CONVERSION SERVICES INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

June 27, 2007

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) of Conversion Services International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), is issued to the Holder (as defined below).

FOR VALUE RECEIVED, the Company hereby certifies that the registered holder hereof and its successors and assigns, _________ (the “Holder”) is entitled to purchase from the Company _________ duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price per share equal to $0.33, as may be adjusted pursuant to the anti-dilution provisions set forth herein (the “Warrant Price”). The person or entity in whose name this Warrant (or one or more predecessor Warrants) is registered on the records of the Company regarding registration and transfers of the Warrant (the “Warrant Register”) is the owner and holder thereof for all purposes, except as described in Section 11 hereof.

1. Vesting of Warrant. This Warrant shall vest and become exercisable as of the date hereof.

2.  Expiration of Warrant. This Warrant shall expire on June 26, 2012 (the “Expiration Date”).

3.  Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of Section 1 and this Section 3 hereof.

3.1 Manner of Exercise. This Warrant may only be exercised by the Holder hereof, in accordance with the terms and conditions hereof, in whole or in part with respect to any portion of the Warrant, into shares of Common Stock, during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”) on or prior to the Expiration Date with respect to such portion of the Warrant, by surrender of this Warrant to the Company at its office maintained pursuant to Section 11.2(a) hereof, accompanied by an exercise notice in substantially the form attached to this Warrant as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the Warrant Price. Anything to the contrary not withstanding, at any time that a Registration Statement under the Securities Act of 1933 (the “Act”) covering the shares issuable upon exercise of this Warrant is not effective, the Holder shall have the right, at his election exercised in his sole discretion, to exercise the Warrant, in whole or in part, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
  ---------------------
  B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

3.2   When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 3.1 hereof, and, at such time, the corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof.

3.3   Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within 15 Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

(b) in case exercise is in part only, a new Warrant of like tenor, dated the date hereof and calling in the aggregate on the face thereof for the number of shares of Common Stock equal to the number of shares called for on the face of this Warrant minus the number of shares designated by the Holder upon exercise as provided in Section 3.1 hereof (without giving effect to any adjustment thereof).

3.4  Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the written request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the shares of Common Stock issued upon exercise) to which the Holder shall continue to be entitled after exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

4.  Adjustment of Common Stock Issuable Upon Exercise. The Warrant Price shall be subject to be adjusted and re-adjusted from time to time as provided in this Section 4 and, as so adjusted or re-adjusted, shall remain in effect until a further adjustment or re-adjustment thereof is required by this Section 4:

4.1   Stock Dividends; Stock Splits. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend or otherwise make a distribution or distributions on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each case, subject to Section 4.3 hereof, the Warrant Price shall be reduced, concurrently with the dividend or subdivision, to a price determined by multiplying the Warrant Price by a fraction:

(a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the dividend or subdivision; and

(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after the dividend or subdivision.

   Additional shares of Common Stock shall be deemed to have been issued and to be outstanding (a) in the case of any dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive the dividend, or (b) in the case of any subdivision, at the close of business on the day immediately prior to the day upon which the corporate action becomes effective. Additional shares of Common Stock deemed to have been issued pursuant to this Section 4.1 shall be deemed to have been issued for no consideration.

4.2 Subscription Offerings. In case the Company shall issue to stockholders or otherwise rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the lower of the then Exercise Price or the Current Market Price per share (as defined in Paragraph 4.4 below) on the record date for the determination of stockholders entitled to receive such rights, or otherwise on the granting date, as the case may be, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date, as the case may be, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Exercise Price or Current Market Price, as the case may be, and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date or granting date, as the case may be; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that the B Warrants are not exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

4.3 Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe or purchase Common stock (excluding those referred to in Paragraph 4.2 above), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph 4.4 below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

4.4  Current Market Price. For the purpose of any computation under Paragraph 4.2 and 3 of this Section 4, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the Pink Sheets, LLC or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined in good faith by the Company's Board of Directors, shall be used.

4.5  Adjustments for Combinations. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to the combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Adjustment under this Section 4.5 shall become effective at the close of business on the day immediately prior to the day upon which the corporate action becomes effective.

4.6   Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 4 would be less than one percent (1%) of the Warrant Price in effect at the time of the adjustment is otherwise so required to be made, the amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with the amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of the Warrant Price.

5.  Adjustments for Consolidation, Merger, Sale of Assets or Reorganization. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation following the consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with the consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of the transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock issuable upon exercise immediately prior to the consummation), in lieu of the Common Stock issuable upon exercise prior to the consummation, the greatest amount of securities, cash or other property to which the Holder would actually have been entitled as a stockholder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to the consummation) as nearly equivalent as possible to the adjustments provided for in Sections 4 and 5 hereof.

6.  No Dilution or Impairment.

6.1  The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon exercise, (b) will take all actions necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon exercise.

6.2  The Company acknowledges that its obligation to issue shares of Common Stock issuable upon exercise of this Warrant is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

7.  Chief Financial Officer’s Report as to Adjustments. In the case of any adjustment or re-adjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth the adjustment or re-adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding and (b) the Warrant Price in effect immediately prior to the deemed issuance or sale and as adjusted and re-adjusted (if required by Section 4 hereof) on account thereof. The Company will forthwith mail a copy of each report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to the holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all reports at its office maintained pursuant to Section 11.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

8. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not be subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise thereof, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company’s Common Stock. All shares of Common Stock issuable upon exercise of the Warrant shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable.

9. Listing. The Company shall at all times comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and shall list the shares issuable upon the exercise of this Warrant on such national securities exchange.

10.  Restrictions on Transfer.

10.1  Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 11, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 10. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in this Section 10 and any restrictions required under the Act.

10.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any securities that are not registered under an effective registration statement under the Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder's intention to affect a transfer and to comply in all other respects with this Section 10.2. Each notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the Holder giving the notice (who may be in-house counsel for the Holder). The Holder giving notice will submit a copy thereof to the counsel designated in the notice. The following provisions shall then apply:

(i) If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer (i.e. private sale of Restricted Securities) may be effected without registration of Restricted Securities under the Act (which opinion shall state the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 10.1 hereof.

(ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 10.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Act.

   10.3  Termination of Restrictions. The restrictions imposed by this Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, which opinion shall not be unreasonably withheld, such restrictions are no longer required in order to insure compliance with the Act or this Section 10. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 10.1 hereof.

11.  Ownership, Transfer and Substitution of Warrant.

   11.1  Ownership of Warrant. The Company may treat the person in whose name this Warrant is registered to in the Warrant Register maintained pursuant to Section 11.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned by a notice in substantially the form attached to this Warrant as Exhibit B (or a reasonable facsimile thereof) duly executed by the Holder in blank, the Company shall treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

11.2  Office; Transfer and Exchange of Warrant.

(a) The Company will maintain an office (which may be an agency maintained at a bank) at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 (until the Company notifies the Holder of any change of location of the office) where notices, presentations and demands in respect of this Warrant may be made upon it.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 11.2(a) hereof a Warrant Register for the registration and transfer of the Warrant. The names and addresses of holders of the Warrant, the transfers thereof and the names and addresses of transferees of the Warrant shall be registered in such Warrant Register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will (subject to compliance with Section 10 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

11.3  Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of the Warrant for cancellation at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12.  No Rights or Liabilities as Stockholder. Except as may otherwise be provided herein, no Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company.

13.  Notices. Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at such address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof, or (b) if to the Company, to the attention of its Chief Financial Officer at its office maintained pursuant to Section 11.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 3 hereof.

14. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

15. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first above written.

CONVERSION SERVICES INTERNATIONAL, INC.

By:
Name: Scott Newman Title: President and Chief Executive Officer

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon conversion of Warrant]

To CONVERSION SERVICES INTERNATIONAL, INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to __________(1) shares of the Common Stock, at an exercise price per share of Common Stock of $____, which the holder would be entitled to receive upon the cash exercise hereof, and requests that the certificates for the shares be issued in the name of, and delivered to, whose address is:

Dated: _______________

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

_______________________
(1) Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.

EXHIBIT B

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________ the right represented by the Warrant to purchase __________(1) shares of Common Stock of CONVERSION SERVICES INTERNATIONAL, INC. to which the Warrant relates, and appoints _____________________ Attorney to make such transfer on the books of CONVERSION SERVICES INTERNATIONAL, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

(City) (State) (Zip Code)
Signed in the presence of:

_______________________
(1) Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.